Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:  Dick Hobbs
                 (414) 347-3706

Sensient Technologies Corporation
Reports Results for the Quarter Ended September 30, 2014

Adjusted EPS Increased 8.3% to 78 Cents in the Third Quarter

Reported EPS of 47 Cents Includes $21.0 Million of Restructuring Costs

Cash Flows from Operations Increased 20.8% in the Third Quarter

MILWAUKEE—October 23, 2014 — Sensient Technologies Corporation (NYSE: SXT) reported third quarter adjusted earnings per share from continuing operations of 78 cents, an increase of 8.3% over last year’s adjusted earnings per share from continuing operations of 72 cents. Consolidated revenue was $364.5 million and $370.5 million in the third quarters of 2014 and 2013, respectively. Adjusted operating income increased 2.5% to $57.1 million compared to $55.7 million of adjusted operating income reported in the third quarter of 2013. Sensient’s adjusted operating margin increased 70 basis points to 15.7% in the third quarter. The adjusted results eliminate the impact of the 2014 and 2013 restructuring and other costs, which are discussed in more detail below. As reported, diluted earnings per share from continuing operations were 47 cents and 64 cents in the third quarters of 2014 and 2013, respectively. Reported operating income was $36.1 million in this year’s third quarter compared to $49.1 million in last year’s third quarter. Operating income was reduced by restructuring costs of $21.0 million and $6.6 million, in the third quarters of 2014 and 2013, respectively. As reported, operating margins were 9.9% in the third quarter of this year and 13.3% in last year’s third quarter. Foreign currency translation did not have a significant effect on either revenue or operating income in the quarter.

- MORE –

Sensient Technologies Corporation	Page 2
Earnings Release – Quarter Ended September 30, 2014
October 23, 2014

For the nine months ended September 30, 2014, adjusted earnings per share from continuing operations were $2.31 compared to $2.09 in the first nine months of last year, an increase of 10.5%. Consolidated revenue was $1.1 billion in the first nine months of both 2014 and 2013. Adjusted operating income was $173.2 million in the first nine months of 2014, an increase of 7.7% over the adjusted operating income of $160.9 million in the first nine months of last year. As reported, earnings per share from continuing operations were $1.13 and $1.72 in the first nine months of 2014 and 2013, respectively. Operating income, as reported, was $94.4 million in the first nine months of this year compared to $134.9 million in the first nine months of 2013. Restructuring and other costs were $78.8 million in the first nine months of 2014, compared to $26.0 million for the comparable period last year.

 Sensient initiated a restructuring plan in the first quarter of this year to eliminate underperforming operations, consolidate manufacturing facilities, and improve efficiencies within the Company. In 2013, the Company incurred restructuring costs to relocate the headquarters of the Flavors & Fragrances Group and consolidate manufacturing facilities. As noted above, the Company incurred pre-tax restructuring and other costs of $21.0 million in the third quarter of 2014, including $19.0 million of non-cash charges for the write-down of fixed assets and inventories. For the nine months ended September 30, 2014, restructuring and other costs were $78.8 million, including $60.6 million of non-cash charges. In 2013, restructuring costs were $6.6 million in the third quarter and $26.0 million for the first nine months. In connection with the restructuring plan, the Company stopped operating a business unit in the Color Group during the quarter, and its results are being reported as a discontinued operation for all periods reported. The reported loss from discontinued operations includes both operating losses and restructuring costs related to this business unit, net of tax.

Cash provided by operating activities increased 20.8% to $57.7 million in the quarter, compared to $47.7 million in last year’s comparable quarter. The increase was driven by higher cash earnings and improvements in receivables and inventories. The Company has repurchased two million shares of its common stock this year, and including dividend payments, the Company has returned more than $140 million to shareholders through September 30th.

- MORE –

Sensient Technologies Corporation	Page 3
Earnings Release – Quarter Ended September 30, 2014
October 23, 2014

 “Sensient’s strong third quarter results were in line with our expectations,” said Paul Manning, President and CEO of Sensient Technologies Corporation. “The Color Group continues to deliver consistent growth and sustainable profit margins. The Flavors & Fragrances Group is on track to deliver operating margins in the high teens within the next few years. We remain optimistic about growth opportunities for both Groups.”

BUSINESS REVIEW

The Color Group reported revenue of $127.8 million in the quarter, an increase of 3.1% from the $124.1 million reported in the comparable period last year. Operating income increased 4.3% to $29.1 million from $27.9 million in last year’s third quarter. The Color Group’s operating margin increased 30 basis points to 22.8% in the quarter, as several business units delivered double digit profit growth, led by the digital inks business. Foreign currency translation did not have a significant impact on either revenue or operating profit in the quarter.

For the nine months ended September 30, 2014, Color Group revenue was $392.4 million, an increase of 3.6% from the $378.9 million reported in the first nine months of last year. Operating income increased 7.4% to $90.0 million compared to $83.8 million for the comparable period last year. Foreign currency translation did not have a significant impact on either revenue or operating income in the first nine months of this year.

The Flavors & Fragrances Group reported third quarter revenue of $215.5 million compared to the $225.0 million reported in last year’s third quarter. Operating income was $30.2 million compared to $31.2 million in last year’s third quarter. The Flavors & Fragrances Group’s operating margin increased to 14.0% in the quarter as several business units reported double-digit operating profit growth in the quarter. Foreign currency translation did not have a significant impact on either revenue or operating income in the quarter.

- MORE –

Sensient Technologies Corporation	Page 4
Earnings Release – Quarter Ended September 30, 2014
October 23, 2014

The Flavors & Fragrances Group reported revenue of $645.1 million and $667.5 million in the first nine months of 2014 and 2013, respectively. Operating income was $93.7 million for the first nine months of 2014, an increase of 2.3% compared to the $91.6 million reported in the comparable period last year. Foreign currency translation did not have a significant impact on either revenue or operating income in the first nine months of 2014.

The Corporate & Other segment, which includes the Company’s operations in Asia Pacific, and the flavor businesses in Central and South America, reported revenue of $36.2 million in the third quarters of both 2014 and 2013. For the nine months ended September 30, 2014, revenue was $110.5 million compared to $108.7 million reported in the first nine months of last year.

2014 OUTLOOK

Sensient has revised its 2014 diluted earnings per share guidance to be within the range of $2.98 and $3.02, excluding restructuring and other costs. The Company’s previous guidance had been a range between $2.95 and $3.02 per share.

- MORE –

Sensient Technologies Corporation	Page 5
Earnings Release – Quarter Ended September 30, 2014
October 23, 2014

CONFERENCE CALL

The Company will host a conference call to discuss its 2014 third quarter financial results at 10:00 a.m. CDT on Friday, October 24, 2014. To participate in the conference call, please contact InterCall Teleconferencing at (706) 758-1089 and refer to conference identification number 16151604. A webcast of the conference call will be available on the Investor Information section of the Company’s web site at www.sensient.com.

A replay will be available beginning at 1:00 p.m. CDT on October 24, 2014, through midnight on October 31, 2014, by calling (404) 537-3406 and referring to conference identification number 16151604. A transcript of the call will also be posted on the Company’s web site at www.sensient.com after the call concludes.

This release contains statements that may constitute “forward-looking statements” within the meaning of Federal securities laws. Such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors concerning the Company’s operations and business environment. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements and that could adversely affect the Company’s future financial performance include the following: the pace and nature of new product introductions by the Company and the Company’s customers; the Company's ability to successfully implement its strategy to create sustainable, long-term shareholder value; the Company’s ability to successfully implement its growth strategies; the outcome of the Company’s various productivity-improvement and cost-reduction efforts; changes in costs or availability of raw materials, including energy; industry and economic factors related to the Company’s domestic and international business; growth in markets for products in which the Company competes; industry and customer acceptance of price increases; actions by competitors, including increased intensity of competition; the loss of any customers in certain product lines in which our sales are made to a relatively small number of customers; product liability claims or product recalls; the costs of compliance, or failure to comply, with laws and regulations applicable to our industries and markets; changing consumer preferences and changing technologies; and failure to complete and integrate future acquisitions or dispositions. The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition and results of operations. This release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized. Additional information regarding these risks can be found in our Annual Report on Form 10-K for the year ended December 31, 2013, and Quarterly Report on Form 10-Q for the quarter ended June 30, 2014.

- MORE –

Sensient Technologies Corporation	Page 6
Earnings Release – Quarter Ended September 30, 2014
October 23, 2014

ABOUT SENSIENT TECHNOLOGIES

Sensient Technologies Corporation is a leading global manufacturer and marketer of colors, flavors and fragrances. Sensient employs advanced technologies at facilities around the world to develop specialty food and beverage systems, cosmetic and pharmaceutical systems, inkjet and specialty inks and colors, and other specialty and fine chemicals. The Company’s customers include major international manufacturers representing most of the world’s best-known brands. Sensient is headquartered in Milwaukee, Wisconsin.

www.sensient.com

- MORE –

Sensient Technologies Corporation	Page 7
(In thousands, except percentages and per share amounts)

Consolidated Statements of Earnings	Three Months Ended September 30,			Nine Months Ended September 30,

	2014	2013	% Change	2014	2013	% Change

Revenue	$364,504	$370,457	-1.6%	$1,105,002	$1,112,006	-0.6%

Cost of products sold	243,003	250,645	-3.0%	729,597	752,891	-3.1%
Selling and administrative expenses	85,407	70,685	20.8%	280,981	224,231	25.3%

Operating income	36,094	49,127	-26.5%	94,424	134,884	-30.0%
Interest expense	4,016	4,048		11,866	12,317

Earnings before income taxes	32,078	45,079		82,558	122,567
Income taxes	9,414	13,315		27,116	36,558

Earnings from continuing operations	22,664	31,764		55,442	86,009
Loss from discontinued operations, net of tax	(1,359)	(239)		(7,151)	(763)
Net earnings	$21,305	$31,525		$48,291	$85,246

Earnings per share of common stock:
Basic:
Continuing operations	$0.47	$0.64	-26.6%	$1.14	$1.73	-34.1%
Discontinued operations	(0.03)	-		(0.15)	(0.02)
Earnings per share of common stock	$0.44	$0.63	-30.2%	$0.99	$1.71	-42.1%

Diluted:
Continuing operations	$0.47	$0.64	-26.6%	$1.13	$1.72	-34.3%
Discontinued operations	(0.03)	-		(0.15)	(0.02)
Earnings per share of common stock	$0.44	$0.63	-30.2%	$0.98	$1.71	-42.7%

Average common shares outstanding:
Basic	47,902	49,761	-3.7%	48,799	49,741	-1.9%

Diluted	48,230	49,946	-3.4%	49,080	49,910	-1.7%

Reconciliation of Non-GAAP Amounts

The Company's 2014 results from continuing operations include pre-tax restructuring and other charges of $21.0 million ($15.1 million after-tax or $0.31 per share) and $78.8 million ($57.9 million after-tax or $1.18 per share) for the three and nine months ended September 30, 2014, respectively, related to eliminating underperforming operations, consolidating manufacturing facilities, improving efficiencies within the Company and other items. The Company's 2013 results from continuing operations include pre-tax restructuring charges of $6.6 million ($4.4 million after-tax or $0.09 per share) and $26.0 million ($18.5 million after-tax of $0.37 per share) for the three and nine months ended September 30, 2013 related to the 2013 restructuring program.

	Three Months Ended September 30,			Nine Months Ended September 30,
	2014	2013	% Change	2014	2013	% Change
Operating income from continuing operations (GAAP)	$36,094	$49,127	-26.5%	$94,424	$134,884	-30.0%

Restructuring - Cost of products sold	1,914	545		1,914	1,417
Restructuring & other - Selling and administrative	19,118	6,041		76,873	24,584

Adjusted operating income	$57,126	$55,713	2.5%	$173,211	$160,885	7.7%

Net earnings from continuing operations (GAAP)	$22,664	$31,764	-28.6%	$55,442	$86,009	-35.5%

Restructuring & other, before tax	21,032	6,586		78,787	26,001
Tax impact of restructuring & other	(5,941)	(2,206)		(20,901)	(7,512)

Adjusted net earnings	$37,755	$36,144	4.5%	$113,328	$104,498	8.4%

Diluted EPS from continuing operations (GAAP)	$0.47	$0.64	-26.6%	$1.13	$1.72	-34.3%

Restructuring & other, net of tax	0.31	0.09		1.18	0.37

Adjusted diluted EPS	$0.78	$0.72	8.3%	$2.31	$2.09	10.5%

These non-GAAP financial measures are utilized by management in comparing our operating performance on a consistent basis. We believe that these financial measures are appropriate to enhance an overall understanding of our underlying operating performance trends compared to historical and prospective periods. Management also believes that these measures are useful to investors in their analysis of our results of operations and provide improved comparability between fiscal periods. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures.

Note: Earnings per share calculations may not foot due to rounding differences.

- MORE -

Sensient Technologies Corporation	Page 8
(In thousands, except per share amounts)

Results by Segment	Three Months Ended September 30,			Nine Months Ended September 30,

Revenue	2014	2013	% Change	2014	2013	% Change

Flavors & Fragrances	$215,502	$225,002	-4.2%	$645,073	$667,469	-3.4%
Color	127,842	124,057	3.1%	392,406	378,870	3.6%
Corporate & Other	36,201	36,192	0.0%	110,535	108,721	1.7%
Intersegment elimination	(15,041)	(14,794)		(43,012)	(43,054)

Consolidated	$364,504	$370,457	-1.6%	$1,105,002	$1,112,006	-0.6%

Operating Income

Flavors & Fragrances	$30,169	$31,205	-3.3%	$93,662	$91,595	2.3%
Color	29,100	27,902	4.3%	89,960	83,758	7.4%
Corporate & Other	(23,175)	(9,980)		(89,198)	(40,469)

Consolidated	$36,094	$49,127	-26.5%	$94,424	$134,884	-30.0%

Beginning in the first quarter of 2014, the results of operations for the Company’s Fragrances businesses in Asia Pacific and China, previously reported in the Corporate & Other segment, are reported in the Flavors & Fragrances Group, and the results of operations for the Company’s pharmaceutical flavors business, previously reported in the Flavors & Fragrances Group, are reported in the Colors Group with the pharmaceutical colors business. Results for 2013 have been restated to reflect this change. During the quarter ended September 30, 2014, one of the business units in the Color Group met the criteria as a discontinued operation and is classified accordingly in the Company's Consolidated Statements of Earnings for all periods presented. Restructuring and other charges related to continuing operations are reported in the Corporate & Other segment.

Consolidated Condensed Balance Sheets
September 30,	2014	2013

Current assets	$820,004	$789,408
Goodwill & intangible assets (net)	446,637	464,541
Property, plant, and equipment (net)	489,720	547,467
Other assets	70,870	45,388

Total Assets	$1,827,231	$1,846,804

Current liabilities	$229,359	$240,179
Long-term debt	441,610	334,852
Accrued employee and retiree benefits	21,382	43,222
Other liabilities	34,580	18,396
Shareholders' Equity	1,100,300	1,210,155

Total Liabilities and Shareholders' Equity	$1,827,231	$1,846,804

- MORE -

Sensient Technologies Corporation	Page 9
(In thousands, except per share amounts)

Consolidated Statements of Cash Flows
Three Months Ended September 30,	2014	2013

Net cash provided by operating activities	$57,670	$47,725

Cash flows from investing activities:
Acquisition of property, plant and equipment	(16,974)	(22,006)
Proceeds from sale of assets	(4)	5,900
Other investing activity	(65)	(33)

Net cash used in investing activities	(17,043)	(16,139)

Cash flows from financing activities:
Proceeds from additional borrowings	16,319	4,978
Debt payments	(42,158)	(27,238)
Dividends paid	(12,052)	(11,509)
Proceeds from options exercised and other	180	93

Net cash used in financing activities	(37,711)	(33,676)

Effect of exchange rate changes on cash and cash equivalents	(5,555)	(320)

Net decrease in cash and cash equivalents	(2,639)	(2,410)
Cash and cash equivalents at beginning of period	28,428	26,665

Cash and cash equivalents at end of period	$25,789	$24,255

Supplemental Information
Three Months Ended September 30,	2014	2013

Depreciation and amortization	$13,066	$13,158

Dividends paid per share	$0.25	$0.23